UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 22, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

Item 8.01	Other Events.
     On September 22, 2009, MGM MIRAGE (the “Company”), sold through a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), the aggregate principal amount of $475,000,000 of the Company’s 11.375% Senior Notes due 2018 (the “Notes”). The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act, and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to use the net proceeds of such offering, or approximately $450.5 million (after giving effect to discounts, commissions and offering expenses), to repay a portion of the outstanding borrowings under its senior credit facility, including a permanent prepayment of approximately $225 million, and for general corporate purposes.
     The Notes were issued under that certain indenture, dated September 22, 2009, among the Company, certain subsidiaries of the Company and U.S. Bank National Association, as the trustee. The Indenture governs the terms and conditions of the Notes. Under the Indenture, the Notes bear interest at an annual rate of 11.375%, with the interest thereon accruing as of September 22, 2009, and mature on March 1, 2018. Interest on the Notes will be payable semi-annually on March 1 and September 1 of each year, beginning on March 1, 2010. Pursuant to the Indenture, the Notes are guaranteed on a senior unsecured basis by substantially all of the Company’s wholly owned U.S. subsidiaries but not including any U.S. holding companies of the Company’s foreign subsidiaries. The Notes will be equal in right of payment with, or senior to, all existing or future indebtedness of the Company and each guarantor. The Indenture contains customary covenants that will limit the Company’s ability and, in certain instances, the ability of the Company’s subsidiaries to incur liens on assets to secure debt, enter into certain sale and lease-back transactions, and merge or consolidate with another company or sell substantially all assets.
     The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the terms of the Indenture, which is filed herewith and incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
4	Indenture, dated September 22, 2009, among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and U.S. Bank National Association.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: September 25, 2009	By:	/s/ Troy E. McHenry
		Name:	Troy E. McHenry
		Title:	Vice President-Legal Affairs

INDEX TO EXHIBITS

No.	Description
4	Indenture, dated September 22, 2009, among MGM MIRAGE, certain subsidiaries of MGM MIRAGE, and U.S. Bank National Association.